UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 837-5863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2015, Retrophin, Inc. (the “Company”), its wholly-owned subsidiary Manchester Pharmaceuticals LLC (“Manchester”), and its other wholly-owned subsidiary Retrophin Therapeutics International, LLC (collectively, the “Sellers”), entered into a Purchase Agreement with Waldun Pharmaceuticals, LLC (“Waldun”), pursuant to which the Sellers sold Waldun their product rights to mecamylamine hydrochloride (also referred to as Vecamyl) (the “Vecamyl Product Rights”) for a purchase price of $700,000. Waldun in turn sold the Vecamyl Product Rights to Turing Pharmaceuticals AG (“Turing Pharmaceuticals”). In connection therewith, on February 13, 2015, the Company and Manchester entered into an Asset Purchase Agreement with Turing Pharmaceuticals, pursuant to which the Company and Manchester sold Turing Pharmaceuticals their mecamylamine hydrochloride inventory (the “Inventory”) for a purchase price of $300,000. Turing Pharmaceuticals will also assume certain liabilities related to the Vecamyl Product Rights and the Inventory.

Additionally, on February 13, 2015, the Company entered into an Asset Purchase Agreement with Turing Pharmaceuticals pursuant to which the Company sold Turing Pharmaceuticals its syntocinon (also referred to as oxytocin) licenses and assets (the “Oxytocin Assets”), including related inventory, for a purchase price of $1,110,931.20. Turing Pharmaceuticals will also assume certain liabilities related to the Oxytocin Assets.

Martin Shkreli, the Company’s former Chief Executive Officer, is the Chief Executive Officer of Turing Pharmaceuticals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: February 13, 2015	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer